UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2008

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana*	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

McMoRan Exploration Co. (McMoRan) issued a press release dated April 17, 2008, announcing its First-Quarter 2008 results (see exhibit 99.1) and presented slides on its web site that accompanied its April 17, 2008, conference call (see exhibit 99.2).

Item 3.02.  Unregistered Sales of Equity Securities.

Since the filing of its Annual Report on Form 10-K for the year ended December 31, 2007, McMoRan has, in a series of privately negotiated transactions from April 10, 2008 through April 11, 2008, induced the conversion of $7.3 million of its 6% Convertible Senior Notes due July 2, 2008 (6% Notes) into approximately 0.5 million shares of McMoRan common stock (representing slightly less than a 1 percent increase in its outstanding common stock). McMoRan paid an aggregate $0.1 million to the noteholders to induce the conversion of the 6% Notes, which amount will be charged to non-operating expense in the second quarter of 2008.  After giving effect to these induced conversions, the remaining principal amount outstanding on McMoRan’s 6% Notes is $69.1 million and its common shares outstanding total approximately 55.6 million shares.  The foregoing induced conversions were exempt from registration by virtue of the exemption provided under Section 3(a)(9) of the Securities Act of 1933.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer
and Secretary
(authorized signatory and Principal
Financial Officer)

Date: April 17, 2008

McMoRan Exploration Co.
Exhibit Index

Exhibit
Number

99.1	Press release dated April 17, 2008, titled “McMoRan Exploration Co. Reports First-Quarter 2008 Results”

99.2	Slides presented in conjunction with McMoRan’s First-Quarter 2008 conference call conducted via the internet on April 17, 2008.